                                                                    EXHIBIT 10.1

[LOGO OF IMPERIAL BANK]

         Member FDIC

                                PROMISSORY NOTE

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  Principal       Loan Date    Maturity      Loan No   Call     Collateral    Account    Officer   Initials
$2,990,000.00    12-19-2000   01-04-2021                            45      07416001246    631
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 References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
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

Borrower: MEDICAL CONTROL SERVICES, INC.     Lender: Imperial Bank
          5400 ORANGE AVENUE, SUITE 200              Secondary Market Loans
          CYPRESS, CA 90630                          9920 S. La Clenega Blvd., 14th Floor
                                                     Inglewood, CA 90301-4423

======================================================================================================
 Principal Amount: $2,990,000.00  Initial Rate: 8.400%   Date of Note: December 19, 2000

 PROMISE TO PAY.   MEDICAL CONTROL SERVICES, INC. ("Borrower") promises to pay to Imperial Bank ("Lender"), or order, In lawful money of the United States of America, the principal amount of Two Million Nine Hundred Ninety Thousand & 00/100 Dollars ($2,990,000.00), together with interest on the unpaid principal balance from December 19, 2000, until paid in full.

 PAYMENT. Subject to any payment changes resulting from changes in the index, Borrower will pay this loan in 239 regular payments of $25,983.97 each and one irregular last payment estimated at $25,981.61. Borrower's first payment is due February 4, 2001, and all subsequent payments are due on the same day of each month after that. Borrower's final payment due January 4, 2021, will be for all principal and all accrued interest not yet paid. Payments include principle and interest. The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs and any late charges, then to any unpaid interest, and any remaining amount to principal.

 VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the International Swaps and Derivatives Association ("ISDA") mid-market par swap rate for a swap period of five (5) years for a fixed rate payer in return for receiving three month LIBOR, based on rates published on electronic publishing services available to Lender at 9:00 AM Pacific Time as of any date of determination (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notice to Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each five (5) years. The Index currently is 6.150%. The Interest rate to be applied to the unpaid principal balance of this Note will be at a rate of 2.250 percentage points over the Index, resulting in an initial rate of 8.400%. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law. Whenever increases occur in the interest rate, Lender, at its option, may do one or more of the following: (a) increase Borrower's payments to ensure Borrower's loan will pay off by its original final maturity date, (b) increase Borrower's payments to cover accruing interest, (c) increase the number of Borrower's payments, and (d) continue Borrower's payments at the same amount and increase Borrower's final payment.

 PREPAYMENT PENALTY; MINIMUM INTEREST CHARGE. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. In any event, even upon full prepayment of this Note, Borrower understands that Lender is entitled to a minimum interest charge of $250.00. Upon prepayment of this Note, Lender is entitled to the following prepayment penalty: SEE EXHIBIT "A" ATTACHED HERETO AND MADE A PART HEREOF BY THIS REFERENCE. Other than Borrower's obligation to pay any minimum interest charge and prepayment penalty, Borrower may pay all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, they will reduce the principal balance due and may result in Borrower making fewer payments.

 LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment.

 DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender. (c) Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the Related Documents. (d) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished. (e) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (f) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender. (g) Any guarantor dies or any of the other events described in this default section occurs with respect to any guarantor of this Note. (h) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

 If any default, other than a default in payment, is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured (and no event of default will have occurred) if Borrower, after receiving written notice from Lender demanding cure of such default: (a) cures the default within ten (10) days; or
 (b) if the cure requires more than ten (10) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

 LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon Borrower's failure to pay all amounts declared due pursuant to this section, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, do one or both of the following: (a) increase the variable interest rate on this Note to 7.250 percentage points over the Index, and (b) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note (including any increased rate). Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also will pay any court costs, in addition to all other sums provided by law. This Note has been delivered to Lender and accepted by Lender in the State of California. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Los Angeles County, the State of California. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other. (Initial Here _______ ) This Note shall be governed by and construed in accordance with the laws of the State of California.

 DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $25.00 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.

 COLLATERAL. Borrower acknowledges this Note is secured by a Deed of Trust dated December 19, 2000, to a trustee in favor of Lender on real property located in Orange County, State of California. That agreement contains the following due on sale provision: Lender may, at its option, declare immediately due and payable all sums secured by this Note upon the sale or transfer, without the Lender's prior written consent, of all or any part of the Real Property, or any interest in the Real Property. A "sale or transfer" means the conveyance of Real Property or any right, title or interest therein; whether legal, beneficial or equitable; whether voluntary or involuntary; whether by outright sale, deed, installment sale contract, land contract, for deed, leasehold interest with a term greater than three (3) years, lease-option contract, or by sale, assignment, or transfer of any beneficial interest in or to any land trust holding title to the Real Property, or by any other method of conveyance of Real Property interest. If any Trustor is a corporation, partnership or limited liability company, transfer also includes any change in ownership of more than twenty-five percent (25%) of the voting stock, partnership interests or limited liability company interests, as the case may be, of Trustor. However, this option shall not be exercised by Lender if such exercise is prohibited by applicable law.

 REFERENCE PROVISION. 1. Other than (i) non-judicial foreclosure and all matters in connection therewith regarding security interests in real or personal property; or (ii) the appointment of a receiver, or the exercise of other provisional remedies (any and all of which may be initiated pursuant to applicable law), each controversy, dispute or claim between the parties arising out of or relating to this document ("Agreement"), which controversy,

12-19-2000                      PROMISSORY NOTE                           Page 2
                                   (Continued)

================================================================================

dispute or claim is not settled in writing within thirty (30) days after the "Claim Date" (defined as the date on which a party subject to the Agreement gives written notice to all other parties that a controversy, dispute or claim exists), will be settled by a reference proceeding in California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure, or their successor section ("CCP"), which shall constitute the exclusive remedy for the settlement of any controversy, dispute or claim concerning this Agreement, including whether such controversy, dispute or claim is subject to the reference proceeding and except as set forth above, the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court in the County where the Real Property, if any, is located or Los Angeles County if none (the "Court"). The referee shall be a retired Judge of the Court selected by mutual agreement of the parties, and if they cannot so agree within forty-five (45) days after the Claim Date, the referee shall be promptly selected by the Presiding Judge of the Court (or his representative). The referee shall be appointed to sit as a temporary judge, with all of the powers for a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted Rule). Each party shall have one peremptory challenge pursuant to CCP 170.6. The referee shall (a) be requested to set the matter for hearing within sixty (60) days after the Claim Date and (b) try any and all issues of law or fact and report a statement of decision upon them, if possible, within ninety (90) days of the Claim Date. Any decision rendered by the referee will be final, binding and conclusive and judgment shall be entered pursuant to CCP 644 in any court in the State of California having jurisdiction. Any party may apply for a reference proceeding at any time after thirty (30) days following notice to any other party of the nature of the controversy, dispute or claim, by filing a petition for a hearing and/or trail. All discovery permitted by this Agreement shall be completed no later than fifteen (15) days before the first hearing date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducting discovery. Depositions may be taken by either party upon seven (7) days written notice, and request for production or inspection of documents shall be responded to within ten (10) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties. Pending appointment of the referee as provided herein, the Superior Court is empowered to issue temporary and/or provisional remedies, as appropriate.

2. Except as expressly set forth in this Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee. The party making such a request shall have the obligation to arrange for and pay for the court reporter. The costs of the court reporter at the trial shall be borne equally by the parties.

3. The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The referee shall issue a single judgment at the close of the reference proceeding which shall dispose of all of the claims of the parties that are the subject of the reference. The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee. The parties hereto expressly reserve the right to findings of fact, conclusions of law, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

4. In the event that the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge of the Court, in accordance with the California Arbitration Act, 1280 through 1294.2 of the CCP as amended from time to time. The limitations with respect to discovery as set forth hereinabove shall apply to any such arbitration proceeding.

BUSINESS LOAN AGREEMENT. This Note is subject to the provisions of the Business Loan Agreement dated December 19, 2000 and all amendments thereto and replacements therefor.

INTEREST RATE RECALCULATION. Notwithstanding the Provisions contained under "Variable Interest Rate", on February 5, 2006; February 5, 2011 and February 5, 2016 (collectively, "Recalculation Dates"), the interest rate on this Note shall be recalculated to an interest rate equal to the Index as of said Recalculation Date, plus two and one quarter percent (2.250%) per annum.

PAYMENT RECALCULATION. Notwithstanding the provisions contained under "Payment", on each of the Recalculation Dates, the monthly payments shall be recalculated based on the interest rate under this Note, as concurrently calculated on said Recalculation Date, the then outstanding principal balance of this Note and the original amortization period of two hundred forty (240) months less the number of months which have elapsed since the date hereof.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive any applicable statute of limitations, presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:

MEDICAL CONTROL SERVICES, INC.



By:___________________________________
   MANUEL OCCIANO, PRESIDENT

EXHIBIT "A" ATTACHED TO THAT CERTAIN PROMISSORY NOTE DATED DECEMBER 19, 2000 EXECUTED BY MEDICAL CONTROL SERVICES, INC.:


                             ADDITIONAL PROVISIONS
                             ---------------------



 PREPAYMENT PENALTY PROVISION
 ----------------------------

 During each Loan Year during the term of this Note, Obligor shall have the right to prepay, in whole or in part, up to and including twenty percent (20%) of the outstanding principal balance of this Note as of the first calendar day of said Loan Year, without penalty.

 During each Loan Year during the term of this Note, Obligor shall have the right to prepay, in whole or in part, greater than twenty percent (20%) of the outstanding principal balance of this Note as of the first calendar day of said Loan Year, provided that, as a condition precedent to Obligor's right to so prepay the outstanding principal balance of this Note, Obligor shall pay to Lender a prepayment penalty calculated as follows:

        Loan Year of Prepayment        Prepayment Penalty
        -----------------------        ------------------

        Loan Years 1 through 6         Five percent (5%) of the aggregate amount
                                       of the outstanding principal balance of
                                       this Note prepaid by Obligor during said
                                       Loan Year which exceeds twenty percent
                                       (20%) of the outstanding principal
                                       balance of this Note as of the first
                                       calendar day of said Loan Year.

        Loan Year 7                    Four percent (4%) of the aggregate amount
                                       of the outstanding principal balance of
                                       this Note prepaid by Obligor during said
                                       Loan Year which exceeds twenty percent
                                       (20%) of the outstanding principal
                                       balance of this Note as of the first
                                       calendar day of said Loan Year.

        Loan Year 8                    Three percent (3%) of the aggregate
                                       amount of the outstanding principal
                                       balance of this Note prepaid by Obligor
                                       during said Loan Year which exceeds
                                       twenty percent (20%) of the outstanding
                                       principal balance of this Note as of the first calendar day of said Loan Year.

        Loan Year 9                    Two percent (2%) of the aggregate amount
                                       of the outstanding principal balance of
                                       this Note prepaid by Obligor during said
                                       Loan Year which exceeds twenty percent
                                       (20%) of the outstanding principal
                                       balance of this Note as of the first
                                       calendar day of said Loan Year.

        Loan Year 10                   One percent (1%) of the aggregate amount
                                       of the outstanding principal balance of
                                       this Note prepaid by Obligor during said
                                       Loan Year which exceeds twenty percent
                                       (20%) of the outstanding principal
                                       balance of this Note as of the first
                                       calendar day of said Loan Year.

Notwithstanding the foregoing, Obligor shall have the right to prepay, in whole or in part, the entire outstanding principal balance of this Note, without penalty, provided that Obligor delivers said prepayment to Lender no earlier than ninety (90) calendar days prior to the expiration of the Fifth, and Tenth Loan Years, and not later than the last calendar day of the Fifth and Tenth Loan Years.

For the purposes of this Note, a "Loan Year" shall mean a full 360-day period, commencing as of the Initial Disbursement Date, and each full consecutive 360-day period thereafter.

BORROWER:

MEDICAL CONTROL SERVICES, INC.


By:____________________________
   Manuel Occiano, President